Exhibit 99.1

News

Investor Contact: Chip Merritt
610-738-6376
cmerritt@cephalon.com

Media Contact: Robert W. Grupp
610-738-6402
rgrupp@cephalon.com

For Immediate Release

Cephalon, Inc. Reports Third Quarter Financial Results

Sales Increase 37 Percent;

Earnings Exceed Quarterly Guidance by 9 Cents;

 2004 Full-Year Guidance Increased;

Company Introduces 2005 Sales and Earnings Guidance

West Chester, PA – November 3, 2004 – Cephalon, Inc. (Nasdaq:  CEPH) today reported third quarter 2004 revenue of $262.0 million, compared to revenue of $190.0 million in the third quarter of 2003. Also during the quarter the company recorded a $185.7 million pre-tax in-process R&D charge associated with the acquisition of CIMA LABS INC., and charges totaling $29.6 million related to the exchange of $78 million of 2½ percent notes for common stock and the repurchase of the remaining $33 million of 3 7/8 percent notes. These items resulted in a GAAP diluted loss per share of $2.94 in the third quarter. Excluding these items, and amortization expense of $9.7 million, diluted adjusted earnings per share were $0.75, versus $0.55 in the third quarter 2003 representing an increase of 36 percent and exceeding the company’s guidance of $0.66.

Product sales increased over the third quarter 2003 due to continued strong prescription growth of Cephalon’s three key products.  Sales of PROVIGIL® (modafinil) Tablets [C-IV] increased 28 percent to $102.0 million.  Sales of ACTIQ® (oral transmucosal fentanyl citrate) [C-II] increased 57 percent to $102.7 million, and sales of GABITRIL® (tiagabine hydrochloride) increased 43 percent to $24.6 million.  Other product sales totaled $24.3 million in the third quarter 2004.

“The addition of OraVescent fentanyl to our pipeline, as well as outstanding results from our studies of modafinil for treatment of ADHD in children, made this quarter particularly notable,” said Frank Baldino Jr., Ph.D., Chairman and CEO.  “With two other products in late-stage development, we now are planning to launch four products in the 2006 timeframe. This will enable Cephalon to continue delivering exceptional growth.”

SOURCE:  Cephalon, Inc. • 145 Brandywine Parkway • West Chester, PA  19380-4245 • (610) 344-0200 • Fax (610) 344-0981

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During the second quarter 2004, the company made a clerical error related to the cost of sales in France that resulted in an overstatement of its adjusted net income for the quarter of $1.2 million.  Although there would have been no impact of this error on the company’s financial results for the year, the company has chosen to restate its second quarter results as shown in the table below.

The company is refining its 2004 sales guidance.   Product sales now are expected to be between $940-965 million, in the upper end of original 2004 guidance range.  This includes PROVIGIL sales of $405-415 million; ACTIQ sales of $345-355 million; GABITRIL sales of $90-95 million and other product sales of $95-105 million. The company also is increasing 2004 diluted adjusted earnings per share guidance, which excludes amortization of intangible assets, by $0.03 to approximately $2.35.

Cephalon is introducing guidance for 2005 sales of $1.20-1.25 billion.  This includes PROVIGIL sales of $550-600 million, ACTIQ sales of $390-420 million, GABITRIL sales of $110-120 million and other products sales of $110-125 million. Guidance for 2005 diluted adjusted earnings per share will be $2.80 to $2.95.

Kevin Buchi, Chief Financial Officer, said, “Based on the strength of our modafinil ADHD Phase III data, we have accelerated the filing of our planned NDA submission.  This will shift significant investment for the ADHD launch from early 2006 into late 2005.  Despite this increased spending, we expect 2005 to be another year of strong sales and earnings growth for Cephalon.”

Cephalon management will discuss the company’s third quarter results with analysts and investors during a conference call beginning at 5:00 p.m. U.S. EST on Wednesday, November 3, 2004. To participate in the conference call, dial 913-981-5543 and refer to Conference Code Number 954395. Individual investors are encouraged to log onto the “Investor Information” section of www.cephalon.com and click on the “Webcast” link to access the live call.

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain.

Cephalon currently employs approximately 2,100 people in the United States and Europe. U.S. sites include the company’s headquarters in West Chester, Pennsylvania, and offices and manufacturing facilities in Salt Lake City, Utah and Eden Prairie and Brooklyn Park, Minnesota. Cephalon’s major European offices are located in Guildford, England, Martinsried, Germany, and Maisons-Alfort, France.

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2

The company currently markets three proprietary products in the United States: PROVIGIL, GABITRIL, ACTIQ and more than 20 products internationally. Full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, including our ability to launch four products in the 2006 timeframe, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, including our ability to deliver exceptional growth in the future, yearly and quarterly sales and earnings guidance for the remainder of 2004 and 2005, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income (Loss) Per Common Share,” “Diluted Adjusted Income (Loss) Per Common Share,” and “Diluted Adjusted Earnings Per Share Guidance” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

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3

Cephalon, Inc. and Subsidiaries

Consolidated Statement of Operations

(Amounts in Thousands, Except per Share)

(Unaudited)

	Three Months Ended September 30, 2004				Three Months Ended September 30, 2003
	GAAP	Adjustments		“Adjusted”	GAAP	Adjustments		“Adjusted”

Revenues:
Sales	$253,594			$253,594	$184,877			$184,877
Other revenues	8,373			8,373	5,166			5,166
	261,967	—		261,967	190,043	—		190,043
Costs and Expenses:
Cost of sales	33,782			33,782	22,584			22,584
Research and development	67,683			67,683	44,541			44,541
Selling, general and administrative	76,204			76,204	63,533			63,533
Depreciation and amortization	13,784	(9,702	)(1)	4,082	10,991	(8,250	)(1)	2,741
Acquired in-process research and development	185,700	(185,700	)(2)	—	—			—
	377,153	(195,402)		181,751	141,649	(8,250)		133,399

Income (loss) from operations	(115,186)	195,402		80,216	48,394	8,250		56,644

Other Income and Expense:
Interest income	4,804			4,804	2,962			2,962
Interest expense	(5,176)			(5,176)	(6,218)			(6,218)
Debt exchange expense	(28,230)	28,230	(3)	—	—			—
Charge on early extinguishment of debt	(1,352)	1,352	(4)	—	(9,816)	9,816	(4)	—
Other income (expense), net	(642)			(642)	(522)			(522)
	(30,596)	29,582		(1,014)	(13,594)	9,816		(3,778)

Income (loss) before income taxes	(145,782)	224,984		79,202	34,800	18,066		52,866

Income tax expense	(19,464)	(13,563	)(5)	(33,027)	(12,528)	(6,504	)(5)	(19,032)

Net Income (loss)	$(165,246)	$211,421		$46,175	$22,272	$11,562		$33,834

Basic income (loss) per common share*	$(2.94)			$0.82	$0.40			$0.60

Diluted income (loss) per common share*	$(2.94)			$0.75	$0.37			$0.55

Weighted average number of common shares outstanding	56,178			56,178	55,573			55,573

Weighted average number of common shares outstanding-assuming dilution	56,178			63,510	64,552			64,552

* Prior period EPS is restated for adoption of guidance from EITF 03-6.

Cephalon, Inc. and Subsidiaries

Consolidated Statement of Operations

(Amounts in Thousands, Except per Share)

(Unaudited)

	Nine Months Ended September 30, 2004				Nine Months Ended September 30, 2003
	GAAP	Adjustments		“Adjusted”	GAAP	Adjustments		“Adjusted”

Revenues:
Sales	$698,975			$698,975	$482,745			$482,745
Other revenues	17,451			17,451	20,822			20,822
	716,426	—		716,426	503,567	—		503,567
Costs and Expenses:
Cost of sales	89,599			89,599	65,283			65,283
Research and development	198,208			198,208	117,336			117,336
Selling, general and administrative	243,908	4,214	(6)	248,122	183,685			183,685
Depreciation and amortization	36,927	(26,456	)(1)	10,471	32,558	(24,751	)(1)	7,807
Impairment charge on investment in MDS Proteomics Inc.	30,071	(30,071	)(7)	—	—			—
Acquired in-process research and development	185,700	(185,700	)(2)	—	—			—
	784,413	(238,013)		546,400	398,862	(24,751)		374,111

Income (loss) from operations	(67,987)	238,013		170,026	104,705	24,751		129,456

Other Income and Expense:
Interest income	11,639			11,639	8,137			8,137
Interest expense	(16,888)			(16,888)	(22,574)			(22,574)
Debt exchange expense	(28,230)	28,230	(3)	—	—			—
Charge on early extinguishment of debt	(2,313)	2,313	(4)	—	(9,816)	9,816	(4)	—
Other income (expense), net	(2,444)			(2,444)	1,789			1,789
	(38,236)	30,543		(7,693)	(22,464)	9,816		(12,648)

Income (loss) before income taxes	(106,223)	268,556		162,333	82,241	34,567		116,808

Income tax expense	(45,695)	(18,461	)(5)	(64,156)	(29,608)	(12,444	)(5)	(42,052)

Net Income (loss)	$(151,918)	$250,095		$98,177	$52,633	$22,123		$74,756

Basic income (loss) per common share*	$(2.71)			$1.74	$0.94			$1.33

Diluted income (loss) per common share*	$(2.71)			$1.60	$0.90			$1.24

Weighted average number of common shares outstanding	56,065			56,065	55,510			55,510

Weighted average number of common shares outstanding-assuming dilution	56,065			64,214	64,497			64,497

* Prior period EPS is restated for adoption of guidance from EITF 03-6.

Cephalon, Inc. and Subsidiaries

Notes to Reconciliation of GAAP Earnings (Loss) to “Adjusted” Earnings

Three and Nine Months Ended September 30, 2004

(1)   To exclude the ongoing amortization of acquired intangible assets including technology, trademark and marketing rights acquired from Group Lafon and CIMA LABS INC., Gabitril marketing rights, Actiq marketing rights, and product marketing rights acquired in conjunction with our Novartis collaboration.

(2)   To exclude the write-off of in-process research and development associated with the acquisition of CIMA LABS INC.

(3)   To exclude the expense associated with the exchange of $78.3 million of Cephalon’s 2.5% Convertible Subordinated Notes into common stock.

(4)   To exclude the charge on early extinguishment of debt in 2004 related to the repurchase of $33 million and $10 million of our 3.875% Convertible Subordinated Notes in August and March 2004, respectively. To exclude the charge on early extinguishment of debt in 2003 related to the redemption of $174 million of our 5.25% Convertible Subordinated Notes and the repurchase of $12 million of our 3.875% Convertible Subordinated Notes in July 2003.

(5)   To reflect the tax effect of adjustments at the applicable tax rates.

(6)   To exclude the gain resulting from the cancellation of postretirement health care benefits for current employees at Cephalon France.

(7)   To exclude the impairment charge for the write-off of our investment in MDS Proteomics, Inc. for which no corresponding tax benefit was recorded as the realization of this deduction for tax purposes is not considered probable.

Cephalon, Inc. and Subsidiaries

Consolidated Sales Detail

(Amounts in Thousands)

(Unaudited)

	Three Months Ended September 30,						% Increase
	2004			2003			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
Provigil	$92,631	$9,347	$101,978	$71,938	$7,808	$79,746	29%	20%	28%
Actiq	100,753	1,941	102,694	64,384	1,067	65,451	56%	82%	57%
Gabitril	23,047	1,577	24,624	15,661	1,582	17,243	47%	0%	43%
Other	5,224	19,074	24,298	—	22,437	22,437	—	(15)%	8%

	$221,655	$31,939	$253,594	$151,983	$32,894	$184,877	46%	(3)%	37%

	Nine Months Ended September 30,						% Increase
	2004			2003			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
Provigil	$276,071	$23,221	$299,292	$186,286	$18,772	$205,058	48%	24%	46%
Actiq	253,130	5,350	258,480	162,257	2,059	164,316	56%	160%	57%
Gabitril	67,373	4,659	72,032	39,790	4,683	44,473	69%	(1)%	62%
Other	5,224	63,947	69,171	—	68,898	68,898	—	(7)%	0%

	$601,798	$97,177	$698,975	$388,333	$94,412	$482,745	55%	3%	45%

Cephalon, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in Thousands)

	September 30, 2004	December 31, 2003
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$605,992	$1,115,699
Investments	204,534	39,464
Receivables, net	136,503	86,348
Inventory, net	71,466	61,249
Deferred tax asset	69,481	57,972
Other current assets	27,664	9,198
Total current assets	1,115,640	1,369,930

Property and equipment, net	224,523	126,442
Goodwill	363,912	298,769
Other intangible assets, net	412,216	326,445
Debt issuance costs, net	27,429	35,250
Deferred tax asset, net	129,216	168,506
Other assets	25,877	56,314
	$2,298,813	$2,381,656

CURRENT LIABILITIES:
Current portion of long-term debt	$9,403	$9,637
Accounts payable	40,330	28,591
Accrued expenses	131,254	99,038
Current portion of deferred revenues	1,042	422
Total current liabilities	182,029	137,688

Long-term debt	1,287,320	1,409,417
Deferred revenues	1,592	1,736
Deferred tax liabilities	86,251	45,665
Other liabilities	17,862	16,780
Total liabilities	1,575,054	1,611,286

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value	577	558
Additional paid-in capital	1,161,570	1,052,059
Treasury stock, at cost	(13,706)	(13,692)
Accumulated deficit	(473,223)	(321,305)
Accumulated other comprehensive income	48,541	52,750
Total stockholders’ equity	723,759	770,370
	$2,298,813	$2,381,656

Cephalon, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Amounts in Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(151,918)	$52,633
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Deferred income taxes	11,853	15,227
Tax benefit from exercise of stock options	3,109	3,100
Debt exchange expense	28,230	—
Tax effect on debt exchange	(11,288)
Depreciation and amortization	39,327	32,558
Amortization of debt issuance costs	6,420	6,837
Stock-based compensation expense	3,793	1,765
Non-cash charge on early extinguishment of debt	2,313	3,615
Pension curtailment	(4,214)	—
Loss on disposals of property and equipment	430	—
Impairment charge	30,071	—
Acquired in-process research and development	185,700	—
Increase (decrease) in cash due to changes in assets and liabilities, net of effect from acquisition:
Receivables	(40,085)	(12,394)
Inventory	(4,504)	(2,328)
Other assets	17,827	1,193
Accounts payable, accrued expenses and deferred revenues	12,805	6,339
Other liabilities	3,460	(2,784)

Net cash provided by operating activities	133,329	105,761

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(27,283)	(28,983)
Investments in non-marketable securities	—	(32,975)
Acquisition of CIMA, net of cash acquired	(482,521)
Acquisition of intangible assets	(2,034)	—
Purchases of investments	(169,741)	(87,643)
Sales of investments	76,653	136,481

Net cash used for investing activities	(604,926)	(13,120)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of common stock options	8,794	3,391
Acquisition of treasury stock	(14)	(125)
Principal payments on and retirements of long-term debt	(45,924)	(200,757)
Net proceeds from issuance of convertible subordinated notes	—	727,085
Proceeds from sale of warrants	—	178,315
Purchase of Convertible Hedge	—	(258,584)

Net cash provided by (used for) financing activities	(37,144)	449,325

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(966)	4,078

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(509,707)	546,044

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,115,699	486,097

CASH AND CASH EQUIVALENTS, END OF PERIOD	$605,992	$1,032,141

	Twelve Months Ended December 31, 2004	Twelve Months Ended December 31, 2005
	(Unaudited)	(Unaudited)
Reconciliation of Projected GAAP Diluted Earnings (Loss) Per Share to Adjusted Diluted Earnings Per Share Guidance:

Projected GAAP diluted earnings (loss) per share	$(1.55)	$2.38 - $2.53

Charge on early extinguishment of debt	$0.04
Debt exchange expense	$0.43
Gain on pension curtailment - Cephalon France	$(0.06)
Impairment charge - investment in MDS Proteomics Inc.	$0.46
Amortization of current intangibles	$0.57	$0.68
Acquired in-process research and development	$2.84
Tax benefit on adjustments	$(0.38)	$(0.26)

Adjusted diluted earnings per share guidance	$2.35	$2.80 - $2.95

Cephalon, Inc. and Subsidiaries

Summary of Line Items Affected by Second Quarter 2004 Restatement

(Amounts in Thousands, Except Per Share)

	Three Months Ended June 30, 2004			Six Months Ended June 30, 2004
	As Reported	As Restated	Difference	As Reported	As Restated	Difference

Cost of Sales	$27,380	$29,840	$2,460	$53,357	$55,817	$2,460

Net Income (Loss)	$(6,851)	$(8,383)	$(1,532)	$14,860	$13,328	$(1,532)

Basic income (loss) per common share	$(0.12)	$(0.15)	$(0.03)	$0.26	$0.24	$(0.02)

Diluted income (loss) per common share	$(0.12)	$(0.15)	$(0.03)	$0.26	$0.23	$(0.03)

* Adjusted EBITDA	$52,852	$50,392	$(2,460)	$98,659	$96,199	$(2,460)

* Adjusted Net Income (excluding amortization of intangible assets)	$28,450	$27,252	$(1,198)	$53,343	$52,002	$(1,341)

* Basic adjusted income per common share (excluding amortization of intangible assets)	$0.50	$0.48	$(0.02)	$0.94	$0.92	$(0.02)

* Diluted adjusted income per common share (excluding amortization of intangible assets)	$0.47	$0.45	$(0.02)	$0.88	$0.86	$(0.02)

*            For a reconciliation of these “non-GAAP financial measures,” please refer to the financial information attached to the Company’s second quarter 2004 press release dated August 3, 2004 (a copy of which is located at www.cephalon.com).  The “as reported” amounts for such non-GAAP financial measures included in that release for the three and six months ended June 30, 2004 are hereby restated by the amounts shown in the respective “as restated” columns above.